UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 5, 2007 (October 5, 2007)

CERAGENIX PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50470	84-1561463
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

1444 Wazee Street, Suite 210, Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 946-6440

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

As previously disclosed, the Company stated that is was planning to complete development and commence a clinical study for NeoCeram™ during 2007. NeoCeram™, a pediatric barrier repair cream, is intended to help create a skin barrier in premature infants and neonates. As a result of a change in the planned principal investigator, there has been a delay in the planned study and the Company now believes the study will commence sometime in 2008. The Company’s ability to commence the study is dependent upon receiving institutional review board (“IRB”) approval which cannot be assured.

Also as previously disclosed, the Company stated that it anticipated completing work under a CRADA with the Centers for Disease Control to evaluate the efficacy of Ceracide™ coatings in the prevention of biofilm growth on medical devices by the end of the third quarter of 2007. The Company now expects to complete such testing during the first half of 2008.

ITEM 9.01	Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ceragenix Pharmaceuticals, Inc.

Dated:	October 5, 2007	/s/ Jeffrey Sperber
Jeffrey Sperber, Chief Financial Officer

End of Filing